Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of [●], 2021, between Longview Acquisition Corp. II, a Delaware corporation (the “Company”), Glenview Capital Management, LLC (the “Adviser”) and each of the purchasers listed on the signature pages hereto (each, a “Purchaser” and, collectively, along with any additional entities identified by the Adviser to become a party to this agreement pursuant to Section 8(f) hereof, the “Purchasers”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (such registration statement, as may be amended from time to time, including to reflect changes in terms, the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-fourth of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share, subject to adjustment (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchasers shall purchase, on a private placement basis, an aggregate of up to 10,000,000 units (the “Forward Purchase Securities”), at a purchase price of $10.00 per unit, with each Forward Purchase Security consisting of one Class A Share (a “Forward Purchase Share”) and one-fourth of a Warrant (a “Forward Purchase Warrant”);

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.           Sale and Purchase.

(a)          Forward Purchase Securities.

(i)         The Company shall issue and sell to the Purchasers, severally and not jointly, and the Purchasers shall purchase from the Company, at a price of $10.00 per Forward Purchase Security (the “Per Share Consideration”), an aggregate of up to 10,000,000 Forward Purchase Units, with each Purchaser to determine in its sole discretion the specific number of Forward Purchase Securities that it will purchase, if any, pursuant to this Agreement.

(ii)       Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”) and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable thirty (30) days after the Business Combination Closing, and will expire at 5:00 p.m., New York City time, five (5) years after the Business Combination closing or earlier upon the liquidation of the Company, as described in the Warrant Agreement.

(iii)      The Purchasers will purchase the Forward Purchase Securities, if any, pursuant to Section 1(a)(i) hereof after delivery by the Purchasers to the Company of notice specifying the number of Forward Purchase Securities to be purchased by each Purchaser (the “Purchase Notice”), at least five (5) Business Days before the funding of the aggregate purchase price for the Forward Purchase Securities (the “FPS Purchase Price”).  At least two (2) Business Days before the anticipated date of the Business Combination Closing, each Purchaser shall deliver its portion of the FPS Purchase Price with respect to the Forward Purchase Securities it elects to purchase in cash via wire transfer to an account specified by the Company, to be held in escrow pending the FPS Closing (as defined below).  If the FPS Closing does not occur within thirty (30) days after the Purchasers deliver the FPS Purchase Price to such account, the Company shall, upon request of the Adviser, return to the Purchasers the FPS Purchase Price, provided that the return of the FPS Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party of any of its obligations hereunder.  For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iv)       The closing of the sale of the Forward Purchase Securities (the “FPS Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Closing Date”).  At the FPS Closing, the Company will issue to each Purchaser the number of Forward Purchase Securities as set forth in the Purchase Notice, each registered in the name of the respective Purchaser.

(b)          Delivery of Forward Purchase Securities.

(i)        The Company shall register each Purchaser as the owner of the number of Forward Purchase Securities as set forth in the Purchase Notice with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the FPS Closing Date.

(ii)        Each book entry for the Forward Purchase Securities, the Forward Purchase Shares, the Forward Purchase Warrants and the shares of Common Stock underlying the Forward Purchase Warrants, shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)        Legend Removal. If the Forward Purchase Securities, the Forward Purchase Shares, the Forward Purchase Warrants or the shares of Common Stock underlying the Forward Purchase Warrants are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or there is an effective registration statement covering the resale of the Forward Purchase Securities (and any Purchaser provides the Company with a written undertaking to sell its Forward Purchase Securities only in accordance with the plan of distribution contained in such registration statement and only if such Purchaser has not been informed that the prospectus in such registration statement is not current or the registration statement is no longer effective), then at such Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii).  In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Securities without any such legend; provided that, notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Forward Purchase Securities in violation of applicable law.

(d)      Registration Rights.  The Purchasers shall have registration rights as set forth on Exhibit A (the “Registration Rights”).

2.          Representations and Warranties of the Purchasers.  Each Purchaser represents and warrants, severally and not jointly, to the Company as follows, as of the date hereof:

(a)         Organization and Power.  The Purchaser is duly formed and validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)        Authorization.  The Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)        Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)         Compliance with Other Instruments.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)         Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)          Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)       Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, the Forward Purchase Shares, the Forward Purchase Warrants, or any Class A Shares into which they may be converted into or exercised for, for resale, except pursuant to the Registration Rights.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company that are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for its proposed IPO to the SEC for review.  The Purchaser understands that the offering to the Purchaser of the Forward Purchase Securities is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 or Section 12 of the Securities Act with respect to such Forward Purchase Securities.

(h)        No Public Market.  The Purchaser understands that no public market now exists for the Forward Purchase Securities, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities.

(i)          High Degree of Risk.  The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk, which could cause the Purchaser to lose all or part of its investment.

(j)         No General Solicitation.   Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)        Non-Public Information.  The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(l)          Affiliation of Certain FINRA Members.  The Purchaser is neither a person associated nor affiliated with UBS Securities LLC or Cowen and Company, LLC or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(m)       No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty.  Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company.

3.          Representations and Warranties of the Company.  The Company represents and warrants to the Purchasers as follows:

(a)         Incorporation and Corporate Power.  The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company has no subsidiaries.

(b)          Capitalization.  As of the date of this Agreement, the authorized share capital of the Company consists of:

(i)          250,000,000 Class A Shares, none of which are issued and outstanding.

(ii)      25,000,000 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Share(s)”), 14,375,000 of which are issued and outstanding (1,875,000 of which are subject to forfeiture to the extent that the underwriters’ over-allotment option in connection with the IPO is not exercised in full).  All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii)       1,000,000 shares of undesignated preferred stock, none of which are issued and outstanding.

(c)        Authorization.  All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Securities at the FPS Closing, and the Forward Purchase Shares, Forward Purchase Warrants and any Class A Shares issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the FPS Closing.  All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing and the issuance and delivery of the Forward Purchase Securities, and the Forward Purchase Shares, Forward Purchase Warrants and any Class A Shares issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the FPS Closing.  This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)         Valid Issuance of Forward Purchase Securities and Forward Purchase Warrants. The Forward Purchase Securities and Forward Purchase Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability

(e)        Valid Issuance of Forward Purchase Shares. The Forward Purchase Shares and the shares of Common Stock underlying the Forward Purchase Warrants have been duly authorized by the Company and, when issued and delivered against payment for the Forward Purchase Securities pursuant to this Agreement, will be duly and validly issued and delivered, will be fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers. Assuming the accuracy of the representations of each Purchaser in this Agreement and subject to the filings described in Section 3(f) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(f)          Governmental Consents and Filings.  Assuming the accuracy of the representations and warranties made by each Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act.

(g)         Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its Charter, Bylaws or other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h)         No General Solicitation.  Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(i)         No Other Representations and Warranties; Non-Reliance.  Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, the Company has not made and does not make nor shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty.  Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.           Additional Agreements and Acknowledgements and Waivers of the Purchasers.

(a)          Trust Account.

(i)       Each Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO.  Each Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Class A Shares held by it.

(ii)       Each Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Class A Shares held by it.  In the event any Purchaser has any Claim against the Company under this Agreement, such Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, such Purchaser may have in respect of any Class A Shares held by it.

(b)         No Short Sales.  Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing.  For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.           Additional Agreement of the Company.

(a)          NYSE Listing.  The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the New York Stock Exchange (or another national securities exchange).

6.           FPS Closing Conditions.

(a)         The obligation of the Purchasers to purchase the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchasers:

(i)      the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Securities;

(ii)        the representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct, in the case of the Company, as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except, in the case of the Company, where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iii)     the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing; and

(iv)       no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

(b)        The obligation of the Company to sell the Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)      the Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of Forward Purchase Securities;

(ii)       the representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)     the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the FPS Closing; and

(iv)       no order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Securities.

7.           Termination.  This Agreement may be terminated at any time prior to the FPS Closing:

(a)          by mutual written consent of the Company and the Purchasers;

(b)          automatically

(i)          if the IPO is not consummated on or prior to June 30, 2021;

(ii)      if the Business Combination is not consummated within twenty-four (24) months from the closing of the IPO, or during any extended time that the Company has to consummate a Business Combination beyond twenty-four (24) months as a result of stockholder vote to in accordance with the Charter; or

(iii)       if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and each Purchaser’s funds paid in connection herewith shall be promptly returned to such Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.           General Provisions.

(a)         Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.  All communications sent to the Company shall be sent to: Longview Acquisition Corp. II, c/o 767 Fifth Avenue, 44th Floor, New York, New York, Attn: John Rodin, email: john@glenviewcapital.com, with a copy to the Company’s counsel at: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704, Attn: Paul Tropp, Esq., email: paul.tropp@ropesgray.com.

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)         Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the FPS Closing.

(c)        Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d)         Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)        Assignments.  Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(f)        Additional Purchasers.  The Adviser may identify additional affiliated entities to become Purchasers under this Agreement prior to the Business Combination; provided, that the Adviser shall provide written notice of such action to the Company and any Purchasers so identified shall execute a certificate of joinder to become a party to this Agreement.

(g)        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)          Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)          Governing Law.  This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)          Jurisdiction.  The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)         WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)          Amendments.  This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of the Company and the Purchasers.

(m)     Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)        Expenses.  Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(o)      Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.  Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)        Waiver.  No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)       Confidentiality.  Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

[●]	Address for Notices:

By:
Name:
Title:
Email:

ADVISER:

GLENVIEW CAPITAL MANAGEMENT, LLC	Address for Notices:

By:
Name:
Title:
Email:

COMPANY:

LONGVIEW ACQUISITION CORP. II

By:
Name:
Title:

Exhibit A

Registration Rights

1.          The Company shall use its reasonable best efforts to (i) within thirty (30) days after the Business Combination Closing, file a registration statement for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities, a “Resale Shelf”) of (x) the Class A Shares and Warrants (and underlying Class A Shares) comprising the Forward Purchase Securities, (y) any other Class A Shares that may be acquired by the Purchasers after the date of this Agreement, including any time after the Business Combination Closing and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a share capitalization or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale of the Registrable Securities from time to time; provided, that if Form S-3 is unavailable for such a registration, the Company shall register the resale of the Registrable Securities on another appropriate form and undertake to register the Registrable Securities on Form S-3 as soon as such form is available, (ii) cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than ninety (90) days after the closing of the Business Combination and (iii) maintain the effectiveness of such Resale Shelf with respect to each Purchaser’s Registrable Securities and to ensure the Resale Shelf does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which such Purchaser ceases to hold Registrable Securities covered by such Resale Shelf and (B) the date all of such Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act; and provided, further, with respect to Registrable Securities acquired after the Business Combination Closing, the Company shall only be obligated to amend the Resale Shelf or file a new registration statement that will constitute a Resale Shelf to include such Registrable Securities on two (2) occasions, each upon the written request of the Purchasers with respect to at least 100,000 Registrable Securities.

2.          In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Purchaser be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Purchaser does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all the holders of Registrable Securities to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by Staff and such Purchaser is not required to be named as an “underwriter”; provided, that any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3.          If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any other Persons who have registration rights (“Other Holders”), relating to an underwritten offering of shares of common stock, or engage in an Underwritten Shelf Takedown (as defined below) off an existing registration statement (a “Company Offering”), then the Company will provide the Purchasers with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement, the Purchaser’s Registrable Securities. Within five (5) Business Days (or, in the case of an Offer Notice delivered to the Purchaser in connection with an Underwritten Shelf Takedown, within three (3) Business Days) after receiving the Offer Notice, a Purchaser may make a written request to the Company to include some or all of such Purchaser’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the requesting Purchaser(s).

4.           At any time during which the Company has an effective Resale Shelf with respect to any Purchaser’s Registrable Securities, any such Purchaser may make a written request (which request shall specify the intended method of disposition thereof) (a “Shelf Takedown Request”) to the Company to effect a sale, of all or a portion of the Purchaser’s Registrable Securities that are covered by the Resale Shelf, and the Company shall use commercially reasonable efforts to file, to the extent required by applicable law or regulation, a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) for such purpose as soon as reasonably practicable following receipt of a Shelf Takedown Request. Such Purchaser may request that any such sale be conducted as an underwritten public offering (an “Underwritten Shelf Takedown”). The Company shall not be obligated to effect more than four Underwritten Shelf Takedowns.

5.        The determination of whether any offering of Registrable Securities pursuant to the Resale Shelf or a Shelf Takedown Prospectus Supplement will be an Underwritten Shelf Takedown shall be made in the sole discretion of the Purchaser(s), after consultation with the Company, and the Purchaser(s) shall have the right, after consultation with the Company, to determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees. The Purchaser(s) shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

6.          In connection with any Underwritten Shelf Takedown, the Company shall enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Purchasers) in order to facilitate the disposition of such Registrable Securities as are reasonably necessary or required, and in such connection enter into a customary underwriting agreement that provides for customary opinions, comfort letters and officer’s certificates and other customary deliverables.

7.          The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 7, “Registration Expenses” shall mean the out-of-pocket expenses of a Company Offering or an Underwritten Shelf Takedown, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one counsel to the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; (v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Underwritten Shelf Takedown; and (vi) reasonable fees and expenses of one legal counsel selected by the Purchasers; provided, that it is understood and agreed that the Company shall not be responsible for any underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of the Purchasers’ Registrable Securities.

8.          The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to the Purchasers a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Purchaser were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Purchasers; provided such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the holders of Registrable Securities covered by the Resale Shelf; provided further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph to be concluded as promptly as reasonably practicable.

9.         The Purchasers agree that, except as required by applicable law, the Purchasers shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

10.         The Company shall indemnify and hold harmless the Purchasers, their directors and officers, partners, members, managers, employees, agents, and representatives of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Purchasers.

11.         The Company’s obligation under paragraph (1) of this Exhibit A is subject to the Purchasers furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Purchaser shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each Purchaser and shall be limited to the net amount of proceeds received by such Purchaser from the sale of Registrable Securities pursuant to the Resale Shelf.

12.       The Company shall cooperate with the Purchasers, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

13.       If requested by any Purchaser, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

14.        As long as any Purchaser shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act shall file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and shall promptly furnish the Purchaser with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Purchasers may reasonably request, all to the extent required from time to time, to enable the Purchasers to sell the Class A Shares held by the Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions. Upon the request of any Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

15.        The rights, duties and obligations of any Purchaser under this Exhibit A may be assigned or delegated by such Purchaser in conjunction with and to the extent of any transfer or assignment of Registrable Securities by such Purchaser to any transferee or assignee.